Exhibit 3.1

Effective as of June 8, 2017

OMEGA HEALTHCARE INVESTORS, INC.

AMENDED AND RESTATED BYLAWS

Article I. OFFICES

Section 1.             Principal Office. The principal office of Omega Healthcare Investors, Inc. (the “Corporation”) in the state of Maryland shall be located at such place as the Board of Directors may from time to time designate.

Section 2.             Other Offices. The Corporation may establish such other offices at such places as the Board of Directors from time to time may designate, or which the business of the Corporation may require.

Article II. STOCKHOLDER MEETINGS

Section 1.             Place. Unless the Articles of Amendment and Restatement of Omega Healthcare Investors, Inc., including any amendments and Articles Supplementary thereto (the “Charter”) provide otherwise, all meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the Notice of Meeting (as defined in Section 4 of this Article II below).

Section 2.             Annual Meetings. Annual meetings of stockholders for the election of Directors and the transaction of any business within the powers of the Corporation shall be held on a date and at a time designated by the Board of Directors.

Section 3.             Special Meetings.

(a)          General. The Chairman, the Chief Executive Officer, the President or a majority of the members of the Board of Directors may call a special meeting of the stockholders for any purpose or purposes. Subject to Section 3(b) of this Article II, a special meeting of the stockholders shall also be called by the Secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of the stockholders in accordance with Section 3(b) of this Article II. Any such special meeting of the stockholders shall be held at such date and time as may be designated by the Board of Directors. In fixing a date for any special meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or special meeting.

(b)          Stockholder-Requested Special Meetings.

(1)         Unless otherwise set forth in the Charter, a stockholder or stockholders requesting a special meeting shall deliver a written request, signed by the holders of not less than a majority of the votes entitled to be cast on the business proposed to be transacted at such proposed meeting, in person or by mail to the Secretary of the Corporation. Such request must state the purpose or purposes of the proposed meeting, in addition to the information required by clause (B) of the second paragraph of Section 8(a)(2) of this Article II.

(2)         Within three (3) days following the receipt of such request, the Secretary shall inform such stockholder(s) of the reasonably estimated cost of preparing and mailing a Notice of Meeting with respect to the proposed meeting and, upon payment to the Corporation of such costs, the Secretary shall prepare a Notice of Meeting and give notice to each stockholder entitled to notice of the meeting. The Secretary shall not be required to call a special meeting unless the applicable stockholder(s) pay such costs to the Corporation.

Section 4.             Notice of Meetings. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the Secretary of the Corporation shall give notice of such meeting (a “Notice of Meeting”) to each stockholder entitled to vote at such meeting. Each Notice of Meeting shall state the place, date and time of the meeting, and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called. Each Notice of Meeting shall be in writing or, to the extent permitted by applicable law (unless the Corporation has received a request from a stockholder that notice not be sent by electronic transmission), transmitted by an electronic transmission to each stockholder at his or her address appearing in the records of the Corporation or, in respect to any electronic transmission, to any address or number of the stockholder at which the stockholder receives electronic transmissions. If mailed, the Notice of Meeting shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at his or her address as it appears in the records of the Corporation, with postage thereon prepaid. The Corporation, subject to the proxy rules of the Securities and Exchange Commission, may give a single notice to all stockholders who share an address, unless the Corporation has received a request from a stockholder in writing or by electronic transmission that a single notice not be given.

Subject to Section 8 of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the Notice of Meeting, except such business as is required by statute to be stated in such Notice of Meeting. No business shall be transacted at a special meeting of stockholders except as specifically designated in the Notice of Meeting, provided that if the Board of Directors has determined that Directors may or shall be elected at such special meeting as set forth in such Notice of Meeting, certain stockholder nominations of persons for election to the Board of Directors may be considered, provided that the requirements of Section 8(b) of this Article II are satisfied. The Corporation may postpone a meeting of stockholders by making a “public announcement” (as defined in Section 8(c)(3) of this Article II) of such postponement prior to the meeting. Notice of the date to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in this Section 4. A postponed meeting shall be held not more than one hundred twenty (120) days after the original record date.

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Section 5.             Voting.

(a)          Unless otherwise provided by statute or the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders; provided, however, that preferred stock shall only be entitled to such voting rights as expressly provided by statute or the Charter. The vote for Directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot.

(b)          A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period.

(c)          Except as otherwise provided by these Bylaws, the laws of the State of Maryland or the rules and regulations of any stock exchange applicable to the Corporation, Directors shall be elected in the manner described in subsections (d) and (e) below; and all other substantive questions brought before any meeting of stockholders shall be determined by the affirmative vote of the holders of a majority of the votes cast at a meeting at which a quorum is present. All procedural questions shall be decided by the chairman of the meeting.

(d)          There shall be no cumulative voting in the election of Directors. Except as set forth in subsection (e) below, each Director to be elected by stockholders after the effective date of this Bylaw shall be elected by the vote of the majority of the votes cast. For purposes of this Bylaw, a “majority of votes cast” shall mean that the number of votes cast “for” a Director’s election exceeds the number of votes “withheld.” Votes cast shall exclude “abstentions” and any “broker non-votes” with respect to that Director’s election.

(e)          In the event of a contested election of Directors, Directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Bylaw, a “contested election” shall mean any election of Directors in which the number of candidates for election as Director exceeds the number of Directors to be elected, with the determination that an election of Directors is a “contested election” to be made by the Secretary within thirty (30) days following the close of the applicable notice of nomination period set forth in Section 8(a)(2) of this Article II, based on whether one or more notices of nomination were timely filed in accordance with said Section 8(a)(2) (provided that the Secretary also shall be able to consider such other facts and circumstances as may be reasonably relevant to the determination that an election of Directors is a “contested election,” and provided further that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity). If, prior to the time the Corporation mails its initial proxy statement in connection with such election of Directors, one or more notices of nomination are withdrawn such that the number of candidates for election as Director no longer exceeds the number of Directors to be elected, the election shall not be considered a contested election, and in such event, Directors shall be elected by the vote of a majority of the

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votes cast.

Section 6.            Quorum; Adjournment. At any meeting of stockholders, the presence in person or by proxy of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat shall constitute a quorum. Whether or not a quorum is present or represented, the chairman of the meeting (subject to appeal by the stockholders present at the meeting in person or by proxy, if a quorum be present), or the stockholders by a majority vote of the stockholders present in person or by proxy, may adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 7.            Action Without Meeting. Except for the election of Directors, any action to be taken by the stockholders may be taken without a meeting, if, prior to such action, all stockholders entitled to vote thereon shall consent in writing or by electronic transmission to such action being taken, and such consent shall be treated for all purposes as a vote at a meeting.

Section 8.             Advance Notice of Stockholder Nominations and Proposals.

(a)          Annual Meetings of Stockholders.

(1)         Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Notice of Meeting, (B) by or at the direction of the Board of Directors or a committee thereof or (C) by any stockholder of the Corporation who was a stockholder of record both at the time of giving the notice provided for in this Section 8(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 8(a).

(2)         For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Section 8(a)(1) of this Article II, the stockholder must have given timely notice thereof in writing to the Secretary, and any such other business must otherwise be a proper matter for action by the stockholders of the Corporation. To be timely, a stockholder’s notice shall set forth all of the information required under this Section 8 and shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not more than ninety (90) days prior to such annual meeting nor later than the close of business on the later of (x) the date that is sixty (60) days prior to such annual meeting or (y) the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. The adjournment or the public announcement of a

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postponement of an annual meeting shall not commence a new time period or extension of the time for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall set forth (A) as to each individual whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such individual that would be required to be disclosed in connection with the solicitation of proxies for election of Directors, or is otherwise required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business (including the complete text of any resolutions to be presented at the annual meeting), the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom; (C) as to the stockholder giving the notice, the individual whom the stockholder proposes to nominate for election or reelection as a Director and any Stockholder Associated Person, (1) the name and address of such stockholder, proposed nominee and Stockholder Associated Person as they appear on the Corporation’s stock ledger, (2) the class, series and number of all shares of stock or other securities of the Corporation (“Company Securities”) that are owned beneficially and of record by such stockholder, proposed nominee or Stockholder Associated Person and the date on which each such security was acquired, and (3) any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person (whether or not such person maintains a “net long” position); (D) whether and the extent to which such stockholder, proposed nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last twelve (12) months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement) (w) the value of which is derived in whole or in part from the value of any Company Securities, (x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from changes in the value or price of any Company Securities, (y) the effect or intent of which is to mitigate loss or manage risk or benefit of changes in the value or price of any Company Securities, or (z) which provides the right to vote or increase or decrease the voting power of such stockholder, proposed nominee or Stockholder Associated Person, with respect to any Company Securities; (E) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; (F) to

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the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a Director of the Corporation or the proposal regarding business to be acted upon on the date of such stockholder’s notice; and (G) a representation that such stockholder giving notice intends to appear in person or by proxy at the annual meeting, if there is a meeting, to nominate the persons named in its notice.

Such stockholder’s notice shall, with respect to each individual whom the stockholder proposes to nominate for election or reelection as a Director, be accompanied by a certificate executed by the proposed nominee (i) certifying that such proposed nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection service or action as a Director that has not been disclosed to the Corporation and (b) will serve as a Director of the Corporation if elected; and (ii) attaching a completed proposed nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14 (or any successor provision) under the Exchange Act and the rules and regulations promulgated thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

(3)         Notwithstanding anything in this Section 8(a) to the contrary, if the number of Directors to be elected to the Board of Directors is increased and the Corporation does not, at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting, make a public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors, a stockholder’s notice required by this Section 8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which the Corporation first makes a public announcement naming all nominees for Director or specifying the size of the increased Board of Directors.

(4)         For purposes of this Section 8, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such stockholder or such person(s) described in clauses (i) and (ii) of this Section 8(a)(4).

(b)          Special Meetings of Stockholders. Nominations of individuals for election

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to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected (i) pursuant to the Notice of Meeting, (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) provided that the Board of Directors has determined that Directors shall or may be elected at such special meeting, by any stockholder of the Corporation who was a stockholder of record both at the time of giving of the Section 8(b) Notice (as defined below) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 8(b). If the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more Directors to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Notice of Meeting, if a stockholder’s notice containing the information required by clauses (A) and (C) of the second paragraph of Section 8(a)(2) of this Article III and the certificate required by the third paragraph of Section 8(a)(2) of this Article III (a “Section 8(b) Notice”) (replacing references to “annual meeting” with “special meeting”), shall be delivered to the Secretary at the principal executive offices of the Corporation (A) not more than ninety (90) days prior to such meeting nor less than sixty (60) days prior to such meeting or (B) not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. The adjournment or the public announcement of a postponement of a special meeting shall not commence a new time period or extension of the time for the giving of a stockholder’s notice as described above.

(c)          General.

(1)         If information submitted pursuant to this Section 8 by any stockholder proposing a nominee for election as a Director or any proposal for business at a meeting of stockholders shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the nomination or business in respect of which such information is required may be deemed not to have been proposed, in accordance with this Section 8. Any such stockholder shall notify the Corporation of any inaccuracy or incompleteness (within two (2) business days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any stockholder proposing a nominee for election as a Director or any proposal for business at a meeting of stockholders shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 8, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 8 as of an earlier date. If a stockholder fails to provide such written verification or written

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update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided, and the nomination or business in respect of which such information is required in accordance with this Section 8 may be deemed not to have been proposed.

(2)         Only such individuals who are nominated in accordance with this Section 8 shall be eligible to serve as Directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 8. The Board of Directors and the chairman of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such nomination or proposal be disregarded.

(3)         For purposes of this Section 8, “public announcement” shall mean disclosure in a press release by the Corporation reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(4)         Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor any rights of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor thereto.

Section 9.            Voting of Shares by Certain Holders. Shares of stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, director, trustee, manager or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such entity presents a certified copy of such bylaw or resolution, in which case such person may vote such shares of stock. Any trustee or other fiduciary may vote shares of stock registered in his or her name as such fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares of stock entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

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The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure that the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

Section 10.          Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for election as a Director shall act as inspector of an election of Directors. Inspectors need not be stockholders. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Article III. DIRECTORS

Section 1.            General Powers of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute, the Charter or these Bylaws.

Section 2.            Number and Term. The number of Directors constituting the full Board of Directors shall be not less than five (5) nor more than thirteen (13), subject, at all times, to the rights of the holders of any class of the Corporation’s preferred stock as set forth in the Charter to elect Directors. The exact number of Directors within such range shall be fixed from time to time by resolution of the Board of Directors or the stockholders. The Directors shall be elected at the annual meeting of stockholders, and each Director shall be elected to serve until the next annual meeting of stockholders and until a successor shall be elected and shall have qualified. If for any reason any or all of the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder, if any.

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At each annual meeting of stockholders, the stockholders shall elect, in accordance with these Bylaws, all members of the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualify. If the number of Directors is changed, any additional Director shall, subject to Section 2 of Article VI, hold office until the next annual meeting of stockholders, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director.

Directors need not be stockholders.

Section 3.            Quorum. A majority of the Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If, at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting, from time to time, until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

Section 4.            Regular Meetings. Regular meetings of the Board of Directors shall be held, without notice, at such places and times as shall be determined, from time to time, by resolution of the Board of Directors.

Section 5.            Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President or the Secretary. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place for the holding of special meetings of the Board of Directors.

Section 6.            Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic transmission, facsimile transmission, courier or United States mail to each Director at his or her business or residence address on file with the Secretary of the Corporation. Notice by personal delivery, courier, telephone, electronic transmission or facsimile transmission shall be given at least twenty-four (24) hours prior to the meeting. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution. Notice by United States mail shall be given at least three (3) days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic transmission notice shall be deemed to be given upon transmission of the message to the electronic mail address or number of the Director at which the Director receives electronic transmissions. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 7.            Dispensing With Notice. The transaction of business occurring at any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid

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as though occurred at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

Section 8.            Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, prior to such action, either a written consent thereto is signed by or a consent by electronic transmission is sent by all members of the Board of Directors or of such committee, as the case may be, and such written or electronic form of consent is filed with the minutes of the proceedings of the Board of Directors or committee.

Section 9.            Telephonic Meetings. Unless otherwise restricted by the Charter or these Bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at such meeting.

Section 10.         Compensation. Each Director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board of Directors or committee meeting.

Article IV. COMMITTEES

Section 1.            Appointments and Powers. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, establish and appoint one or more committees comprised of one or more Directors to serve at the pleasure of the Board of Directors. The Board of Directors shall delegate to any such committee or committees, to the extent provided in said resolution or resolutions or in these Bylaws, any powers of the Board of Directors in the management of the business and affairs of the Corporation, except as prohibited by law. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2.            Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate one or more Directors as alternate members of a committee who may replace any absent or disqualified member at any meeting of the committee. Such alternate members shall, for purposes of determining a quorum, be counted in the place of the absent or disqualified member.

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Article V. OFFICERS

Section 1.            Officers. The officers of the Corporation shall include a President, a Secretary and a Treasurer and may include a Chairman of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Directors may elect such other officers and appoint such other agents as it may deem advisable, who shall hold office for such terms and shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.

The officers of the Corporation shall be elected annually by the Board of Directors, except that the Chief Executive Officer or President may from time to time appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers. Each officer (whether elected or appointed) shall serve for one (1) year and until a successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two (2) or more offices, except President and Vice President, may be held by the same person.

Section 2.            Chairman. The Board of Directors may designate from among its members a Chairman who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the Chairman as an executive or non-executive Chairman. The Chairman shall preside at all meetings of the Board of Directors and the stockholders, and he or she shall have and perform such other duties as from time to time may be assigned to the Chairman by the Board of Directors.

Section 3.            Chief Executive Officer. The Board of Directors may elect or designate a Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer, in the absence of the Chairman, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present.

Section 4.            Chief Operating Officer. The Board of Directors may elect or designate a Chief Operating Officer. The Chief Operating Officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall have the responsibilities and duties as determined by the Board of Directors or the Chief Executive Officer.

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Section 5.            Chief Financial Officer. The Board of Directors may elect or designate a Chief Financial Officer. The Chief Financial Officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall have the responsibilities and duties as determined by the Board of Directors or the Chief Executive Officer.

Section 6.            President. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7.            Vice Presidents. In the absence of a President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such Vice President by the Chief Executive Officer, the President or the Board of Directors. The Board of Directors may designate one (1) or more Vice Presidents as Executive Vice President, Senior Vice President or Vice President for particular areas of responsibility.

Section 8.            Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors, and all other notices required by law or by these Bylaws, and, in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman, the Chief Executive Officer, the President, the Board of Directors, or the stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He or she shall record all proceedings of meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to the Secretary by the Directors, the Chief Executive Officer or the President.

Section 9.            Treasurer. The Treasurer shall have the custody of the funds and securities of the Corporation, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. He or she shall render to the Chief Executive Officer, President and the Board of Directors, at the regular meetings of the Board of Directors, or whenever they may request it, an accounting of all his or her transactions as Treasurer, and of the financial condition of the Corporation.

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If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties, in such amount and with such surety as the Board of Directors shall prescribe.

Section 10.          Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers, if any, shall be elected by the Board of Directors or appointed by the Chief Executive Officer, the President or Vice President and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Secretary and by the Treasurer.

Section 11.          General Powers. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Article VI. RESIGNATIONS; FILLING OF VACANCIES; INCREASE IN NUMBER
OF DIRECTORS; REMOVAL FROM OFFICE

Section 1.           Resignations. Any Director, member of a committee, or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective (unless the resignation letter so specifies).

Section 2.            Filling of Vacancies. If the office of any Director, member of a committee or officer becomes vacant (whether, in the case of a Director, as a result of an increase in the number of Directors or the death, resignation or removal of a Director), the remaining Directors in office, whether or not sufficient to constitute a quorum, may appoint, by a majority vote of such remaining Directors, any qualified person to fill such vacancy.

A Director appointed by the Board of Directors to fill a vacancy pursuant to this Section 2 shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. An officer or member of a committee elected by the Board of Directors to fill a vacancy pursuant to this Section 2 shall serve for the balance of the term of such officer or committee member.

Section 3.           Removal From Office. At a meeting of stockholders expressly called for such purpose, any or all members of the Board of Directors may be removed for cause by a vote of the holders of not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to vote thereon and said stockholders may elect a successor or successors to fill any resulting vacancies, for the unexpired terms of the removed Directors.

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Any officer or agent, or member of a committee elected or appointed by the Board of Directors, may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby.

Article VII. CAPITAL STOCK

Section 1.            Certificates of Stock. Except as may be otherwise provided by the Board of Directors or required by the Charter, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the Maryland General Corporation Law (the “MGCL”) and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, on request by a stockholder, the Corporation shall provide to such record holder a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2.            Lost Certificates. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless (i) requested in writing by such stockholder and (ii) either the Board of Directors or any officer of the Corporation has determined such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 3.            Transfer of Shares. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of either the Board of Directors or any officer of the Corporation that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

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Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 4.            Dividends. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock or other securities of the Corporation or any of its subsidiaries, subject to the provisions of law and the Charter.

Section 5.            Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall not be more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed. A record date that has been fixed by the Board of Directors may be changed provided that the new record date complies in all respects with applicable law and this Section 5 in the same manner as if it were the record date originally fixed.

Section 6.            Fractional Stock. The Board of Directors may, in its discretion, authorize the Corporation to issue fractional stock or authorize for the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation.

Article VIII. MISCELLANEOUS PROVISIONS

Section 1.            Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each calendar year.

Section 2.            Checks, Drafts, Notes. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as from time to time shall be determined by resolution of the Board of Directors.

Section 3.            Corporate Records. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 4.            Notice and Waiver of Notice. Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a

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waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Article IX. AMENDMENTS TO BYLAWS

Section 1.            Amendment by Stockholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that any provision of these Bylaws requiring a vote of greater than a majority may be amended, repealed or modified only by a vote satisfying such higher voting requirements.

Section 2.            Amendment by Directors. Subject to the right of the stockholders as provided in Section 1 of this Article IX to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors; provided, however, that the Board of Directors may adopt an amendment of a Bylaw changing the authorized number of Directors only within the limits specified in the Charter or in Section 2 of Article III of these Bylaws.

Article X. INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1.            Indemnification. To the maximum extent permitted by Maryland law and other law in effect from time to time (but subject to the provisions of this Article X and the Charter), the Corporation shall indemnify and hold harmless, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, and (b) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a Director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights of a Director or officer to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election or appointment of such Director or officer. The Corporation may, with the approval of the Board of Directors, provide such indemnification and advance for expenses to any employee or agent of the Corporation.

Neither the amendment nor repeal of this Article X, nor the adoption or amendment of any other provision of these Bylaws or Charter inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

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Section 2.            Agreements and Procedure. This Article X shall not be construed as a limitation upon the power of the Corporation to enter into contracts or undertakings of indemnity with a Director, officer, employee or agent of the Corporation. The Corporation’s only objection to any demand for advancement of expenses are either (a) that a determination has been made in accordance with the MGCL that the facts then known to those making the determination would preclude indemnification or (b) that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation of the good faith belief of the Director or the officer, as the case may be, that the standard of conduct necessary for indemnification has been met.

Section 3.          Provisions Not Exclusive. The indemnification and advance of expenses provided by the Corporation’s Charter and Bylaws shall not be deemed to be exclusive of any other rights or be construed as a limitation upon any other rights to which a person seeking indemnification may be entitled under any law (common or statutory) or any agreement, vote of stockholders or disinterested Directors or otherwise, both as to actions in his or her official capacity and as to action in another capacity while holding office or (if and as approved by the Board of Directors) while employed by or acting as an agent for the Corporation. The indemnification and advance of expenses shall inure to the benefit of the estate, heirs, executors, and administrators of such person.

Section 4.            Severability. The invalidity or unenforceability of any provision of this Article X shall not affect the validity or enforceability of any other provision hereof.

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